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                     SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (hereinafter referred to as the "Second Amendment") is made as of the 25th day of March, 1996, by and between WEEKS REALTY, L.P., (hereinafter referred to as "Landlord"), and CHATWINS GROUP, INC., (hereinafter referred to as "Tenant").

                                 WITNESSETH:

     WHEREAS, RTF Properties, L.P. and Tenant entered into that certain Lease Agreement dated May 31, 1994, as assigned to Landlord by that certain Lease Assignment dated August 1, 1994, as amended by that certain First Amendment to Lease Agreement dated August 9, 1994 (hereinafter referred to as the "Agreement") for the lease of 127,800 sq. ft. of office/warehouse space in Northpoint Park located at the intersection of Georgia Highway No. 92 and Interstate Highway No. 75 in Cherokee County, Georgia, and certain easements, rights and privileges appurtenant thereto (hereinafter referred to as the "Leased Premises"); and

     WHEREAS, Weeks Realty, L.P. succeeded to the interest of the Landlord under the Agreement and is the Landlord with respect to the Leased Premises;

     WHEREAS, Landlord and Tenant desire to enter into this Second Amendment in order to amend certain terms and conditions of the Lease upon terms and conditions mutually acceptable to Landlord and Tenant;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by Landlord and Tenant to one another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant amend the Agreement as follows:

     1. Section 2.01 of the Agreement is hereby amended to set forth that the commencement date is March 13, 1995 and the lease term shall continue until midnight on March 12, 2005.

     2. Pursuant to Paragraph 7.01, Tenant and Landlord have agreed to a Change Order to the Plans and Specifications, attached hereto as Exhibit "A". Paragraph 3.01 of the Agreement is hereby amended to provide that the base rental for the Leased Premises shall be as set forth below:

     Years 1 - 5          $351,705.60/year          $29,308.80/month
     Years 6 - 10         $392,473.80/year          $32,706.15/month

which payments shall be due and payable on or before the first day of each calendar month during the term, together with any other additional rental as set forth in the Agreement.

     3. At beneficial occupancy, several areas of the concrete slab experienced cracking as a result of crane loading and adverse weather conditions as more specifically described in the report and floor plan prepared by Atlanta Testing & Engineering dated February 1, 1996 attached as Exhibit B. Although the Tenant is responsible for the floor pursuant to the terms of the Agreement, Landlord and Tenant agree that the responsibility for repairs to the concrete slab in the manufacturing and warehouse area shall be separated as follows:

            (a)     In the event that the cracking interferes with Tenant's
use of the Leased Premises and Tenant and Landlord reasonably determine that
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it is necessary to replace the slab sections in those areas, Landlord shall be solely responsible for removing and replacing in an expeditious manner those concrete slab sections noted in accordance with the original design.  Landlord shall cause such work to be performed in a manner that does not unreasonably interfere with Tenant's use of the Leased Premises. Upon satisfactory completion of this replacement and acceptance by an independent third party structural engineer, the responsibility for any further repairs shall reside with Tenant.  Notwithstanding this paragraph 3(a) or anything to the contrary contained in the Lease, Landlord acknowledges and agrees that Tenant shall have no responsibility whatsoever for said cracking or any further cracking directly relating to the cracking identified on said Exhibit B.

            (b) Notwithstanding that which is set out in Paragraph 3(a) above, Tenant shall be responsible for the repair of any concrete slab sections in the manufacturing and warehouse area throughout the term of the lease that have not been specifically identified as Landlord's responsibility in the report attached as Exhibit B (including specifically, during any construction warranty periods).

     4. Except as expressly modified by this Second Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect.

     5. In the event a provision of this Second Amendment conflicts with a provision of the Agreement, the Second Amendment shall supersede and control.

     6. All terms and phrases used herein shall have the same meaning as assigned to them in the Agreement.

     7. This Second Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

     8. This Second Amendment has been executed and shall be construed under the laws of the State of Georgia.





















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     IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed under seal and delivered as of the day and year first above written.

Signed, sealed and delivered          LANDLORD:  WEEKS REALTY, L.P.,
in the presence of:                              a Georgia limited partnership

____________________________
Witness                               By:        Weeks Corporation,
                                                a Georgia corporation,
____________________________                     its General Partner
Notary Public
                                      By:  ______________________
                                      Name:______________________
                                      Title:_____________________

                                            (Corporate Seal)




Signed, sealed and delivered          TENANT:    CHATWINS GROUP, INC.
in the presence of:

____________________________
Witness                               By: ___________________________
                                      Name:__________________________
____________________________          Its:___________________________
Notary Public

                                      ATTEST:

                                      By: ____________________________
                                      Name:___________________________
                                      Its:____________________________

                                            (Corporate Seal)